RESOLUTION OF THE BOARD OF DIRECTORS OF
STRONG SOLUTIONS, INC.
HELD
April 5, 2021

A meeting of the Company's Board of Directors was held on the date set forth above. In attendance were David Anderson, Oscar Kaalstad and Eric Stevenson. The Secretary of the Corporation, Eric Stevenson, recorded the Minutes.

The Board noted that during the last board meeting that Directors were elected, but Officers were not appointed.

Mr. Anderson and Mr.Kaalstad, representing a quorum of the Board, discussed the appointment of Eric Stevenson as Treasurer. Mr. Stevenson recused himself from voting, which they unanimously approved.

Mr. Stevenson then brought up the position of President. A motion was made to appoint Mr. Anderson President, for which Mr. Anderson recused himself from voting, which Mr. Kaalstad and Mr. Stevenson then unanimously approved.

RESOLVED, that the Board approved the appointment of Mr. Stevenson as Treasurer.

RESOLVED, that the Board approved the appointment of Mr. Anderson as President

David Anderson, Director

Oscar Kaalstad, Director

Eric Stevenson, Director